Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitute and appoint René F. Jones, Darren J. King, Laura P. O’Hara and Brian R. Yoshida, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the United States Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the “Registration Statement”) on Form S-8 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Corporation’s common stock, par value $0.50 per share (“Common Stock”) to be issued or sold pursuant to the M&T Bank Corporation 2019 Equity Incentive Compensation Plan; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: January 15, 2019

/s/ René F. Jones
René F. Jones	Chairman of the Board, Chief Executive Officer
and Director (Principal Executive Officer)

/s/ Richard S. Gold
Richard S. Gold	President, Chief Operating Officer and Director

/s/ Darren J. King
Darren J. King	Executive Vice President and
Chief Financial Officer (Principal Financial Officer)

/s/ Michael R. Spychala
Michael R. Spychala	Senior Vice President and Controller
(Principal Accounting Officer)

/s/ Brent D. Baird
Brent D. Baird	Director

/s/ C. Angela Bontempo
C. Angela Bontempo	Director

/s/ Robert T. Brady
Robert T. Brady	Vice Chairman of the Board and Director

/s/ T. Jefferson Cunningham III
T. Jefferson Cunningham III	Director

/s/ Gary N. Geisel
Gary N. Geisel	Director

/s/ Richard A. Grossi
Richard A. Grossi	Director

/s/ John D. Hawke, Jr.
John D. Hawke, Jr.	Director

/s/ Richard H. Ledgett, Jr.
Richard H. Ledgett, Jr.	Director

/s/ Newton P. S. Merrill
Newton P. S. Merrill	Director

/s/ Kevin J. Pearson
Kevin J. Pearson	Director

/s/ Melinda R. Rich
Melinda R. Rich	Director

/s/ Robert E. Sadler, Jr.
Robert E. Sadler, Jr.	Director

/s/ Denis J. Salamone
Denis J. Salamone	Director

/s/ John R. Scannell
John R. Scannell	Director

/s/ David S. Scharfstein
David S. Scharfstein	Director

/s/ Herbert L. Washington
Herbert L. Washington	Director